Exhibit 99.1

IA GLOBAL, INC. ANNOUCES REVENUE GUIDANCE OF $18.0 - $20.0 MILLION FOR THE JUNE 30, 2008 QUARTER, AN INCREASE OF 326%-363% MILLION OVER THE SAME QUARTER IN THE PRIOR YEAR

SAN FRANCISCO, CA June 24, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) announced today its consolidated revenue guidance of $18.0 to $20.0 million for the 1st quarter of FY 2009, an increase of approximately $12.5-$14.5 million or 326%-363%, from the $5.5 million reported in the FY Q1 2008. The company expects its largest subsidiary, Global Hotline, Inc. and possibly the consolidated company to be profitable for the three months ended June 30, 2008.

All projections are based on an exchange rate of 108 for the three months ended June 30, 2008.

The company’s CEO, Derek Schneideman, said, “IA Global is tracking well to its business plan. Our major BPO subsidiary in Japan, Global Hotline, continues to grow at a rate faster than its competitors which suggestions that Global Hotline is now stealing market share from its competitors. Our BPO operations in the Philippines, which operate under the name Global Hotline Philippines Inc., have completed the merger of our recent acquisitions of Shift Resources and Asia Premier Business Suites into a single operating company. Early indications are that Global Hotline Philippines will, in percentage terms, grow at a faster rate than Global Hotline Japan did in the years 2004 -2008. To further accelerate growth, we are seeking potential opportunities with other call centers operators to meet the forecasted demand for in-bound and out-bound telemarketing services. The recent investment into TAICOM was a strategic move to significantly strengthen IA Global’s shareholder equity and fundraising and investor relations activities, particularly in the Asian markets, and to provide diversification of risk. We project that our shareholder equity will be approximately $14 million as of June 30, 2008.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a broadly based Services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing (which includes human resources elements necessary to recruit and train the very large numbers of people), B2B and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass, the Philippines, Hong Kong/China, Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 20% in Taicom Securities Co Ltd. In the Philippines, IA Global is the 100% owner of Asia Premier Executive Suites Inc. and Shift Resources Inc., companies have now been merged into a single company named Global Hotline Philippines Inc.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

““Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.